Exhibit 10.2

                                OMNIBUS AGREEMENT

           THIS OMNIBUS AGREEMENT (this "Agreement") is made as of the 15th day of March 1999, by and among KASPER A.S.L., LTD., a Delaware corporation having an office at 77 Metro Way, Secaucus, NJ 07094 ("Buyer") and ANNE KLEIN COMPANY LLC, a New York limited liability company having an office at 11 West 42nd Street, New York, New York 10036 ("Seller").

           WHEREAS, Seller is presently engaged in, among other things, the development, design, production, marketing, distribution and sale of certain apparel, including, without limitation, women's sportswear, suits and dresses, under the "Anne Klein," "Anne Klein II," and "A Line Anne Klein" trademarks in the United States and certain foreign countries (the "Business");

           WHEREAS, Anne Klein desires to sell to Buyer, and Buyer desires to purchase from Anne Klein, Existing Continuing Initials Inventory (as hereinafter defined) on the terms and conditions set forth herein;

           WHEREAS, Seller intends to wind down the Business, and in connection therewith Seller and Buyer desire to enter into certain transactions as set forth herein, subject to the terms and conditions set forth in this Agreement;

           WHEREAS, in connection with the execution and delivery of this Agreement, on the date hereof (i) Buyer and Seller are entering into a license agreement (the "License Agreement") pursuant to which Seller is licensing to Buyer certain of the trademarks used by Seller in connection with the Business,
(ii) Buyer, Seller and Takihyo Inc. ("Takihyo") are entering into an asset purchase agreement (the "Purchase Agreement") pursuant to which Buyer is agreeing to purchase certain assets used by Seller in connection with its licensing business, (iii) Buyer and Seller are entering into a certain management consulting and services agreement (the "Management Consulting Agreement") pursuant to which Buyer is providing certain services to Seller relating to the wind down of the Business and (iv) Buyer and Seller are entering into a certain services agreement (the "Services Agreement") pursuant to which Seller is providing certain services to Buyer in connection with Buyer's operations pursuant to the License Agreement (collectively, the "Transaction Documents" and the transactions contemplated by the Transaction Documents, the "Anne Klein Transactions"); and

           WHEREAS, the consummation of certain transactions contemplated by this Agreement and certain of the Transaction Documents, and the effectiveness of certain provisions of the License Agreement, is subject to, among other things, receipt of FTC Approval (as defined in Section 9.2).

           NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:


#793458 v1
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                                    ARTICLE I

          CONDITION OF FTC APPROVAL EARLY TERMINATION OF THIS AGREEMENT

           1.1 FTC Approval; Early Termination. The purchase of the Existing Continuing Initials Inventory, the payment of the Purchase Price (as hereinafter defined), the lease by Buyer of certain floors at 11 West 42nd Street contemplated by Section 8.2, as well as the consummation of the other transactions contemplated by this Agreement, except those transactions set forth in Article II and the provisions of Section 9.2 and Articles XI and XII, are expressly and absolutely subject to obtaining FTC Approval. In the event that FTC Approval is not obtained prior to May 31, 1999, or on such other date upon which Buyer and Seller shall mutually agree in writing (the "FTC Deadline"), then, except for Section 2.9, (a) this Agreement shall terminate and (b) none of the parties hereto shall have any further rights or obligations of any nature pursuant hereto.

                                   ARTICLE II

           PURCHASE AND SALE OF RESORT 1999 AND SPRING 2000 INVENTORY

           2.1 Purchase and Sale of Resort 1999 and Spring 2000 Inventory. Concurrently with the execution and delivery of this Agreement, and subject to the terms and conditions hereof, Seller shall sell, transfer and convey to Buyer, and Buyer shall purchase and acquire from Seller, at Seller's R&S LDP Cost (as hereinafter defined) thereof, the components (including, without limitation, piece goods, works-in-progress, finished goods, supplies, labels and sales and promotional materials and brochures) relating to Resort 1999 and Spring 2000 inventory purchased or financed by Seller prior to the date hereof and listed on Schedule 2.1 (collectively, the "R&S Inventory"). Schedule 2.1 sets forth (i) the approximate number and type of each component of the R&S Inventory and (ii) the R&S LDP Cost of such components as set forth on the books and records of Seller. The term "R&S LDP Cost" shall mean Seller's landed duty, paid cost for each item of R&S Inventory.

           2.2 R&S Purchase Price. In consideration for the sale and transfer of the R&S Inventory in accordance with the terms and conditions of this Agreement, Buyer will pay to Seller the R&S LDP Cost for the R&S Inventory (the "R&S Purchase Price"), by wire transfer in immediately available funds in accordance with the wire transfer instructions set forth on Schedule 2.2.

           2.3 Allocation of R&S Purchase Price. The R&S Purchase Price shall be allocated among the R&S Inventory in accordance with an allocation schedule to be mutually agreed upon by Seller and Buyer within fourteen (14) days of the date hereof, which allocation schedule shall be prepared in accordance with the rules under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Tax Code"), and the Treasury Regulations promulgated thereunder. Unless otherwise required by applicable law, Seller and Buyer agree to report the allocation of the R&S Purchase Price in accordance with such schedule for all purposes, and neither Seller nor Buyer will take any position inconsistent therewith with respect to any tax return, audit or examination by any taxing


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authority, litigation, proceeding or otherwise. In this regard, and without limiting the foregoing, Buyer and Seller agree to act, and cause their respective affiliates to act, in accordance with the computations and allocations contained in such schedule in any forms or reports required to be filed pursuant to Section 1060 of the Tax Code or the Treasury Regulations promulgated thereunder ("1060 Forms"), to cooperate in the preparation of any 1060 Forms and to file such 1060 Forms in the manner required by applicable law.

           2.4 Physical Inventory Count and Inventory Valuation. Seller and Buyer acknowledge and agree that Seller has conducted a physical count and valuation of the R&S Inventory. Each item of the R&S Inventory was physically counted and valued by Seller at its R&S LDP Cost and the R&S Inventory has been segregated from Seller's other properties and assets. Damaged, defective and obsolete items of the R&S Inventory shall be assigned no value.

           2.5 Delivery of R&S Inventory. After purchase of the R&S Inventory, but not later than the close of business on the date hereof, Seller will assemble the R&S Inventory and shall place it at a loading dock or other accessible place at such locations as Seller shall designate, which other locations shall be reasonably acceptable to Buyer, and Buyer's employees, agents or independent contractors retained by Buyer will load such R&S Inventory onto trucks or other transportation vehicles provided by Buyer or independent contractors retained by Buyer. Risk of loss (including risk of damage or destruction) of such R&S Inventory shall pass to Buyer upon delivery of the R&S Inventory to Buyer on the later of the R&S Closing Date or the actual delivery of the R&S Inventory. The sale of the R&S Inventory hereunder shall be evidenced by a bill of sale (a "Bill of Sale") executed by Seller substantially in the form of Exhibit A attached hereto and made a part hereof, to be delivered to Buyer contemporaneously with the signing of this Agreement (the "R&S Bill of Sale").

           2.6 Disputes. Any disputes with regard to any item of the R&S Inventory or the R&S LDP Cost thereof shall be resolved by the parties acting in good faith.

           2.7 Assumption of R&S Purchase Commitments. Concurrently with the execution and delivery of this Agreement, and subject to the terms and conditions hereof, Seller shall assign to Buyer, and Buyer shall assume and agree to pay, perform and discharge when due and payable, in accordance with their respective terms, the purchase commitments for Resort 1999 and Spring 2000 inventory listed in Schedule 2.7, complete and correct copies of which purchase commitments have been delivered to Buyer (the "R&S Purchase Commitments"). Such assignment and assumption shall be evidenced by execution and delivery by Buyer and Seller of an assignment and assumption agreement (an "Assignment and Assumption Agreement") substantially in the form attached hereto as Exhibit B with respect to the R&S Commitments (the "R&S Assignment and Assumption Agreement").

           2.8 Financing of Resort 1999 and Spring 2000 Inventory Post-Closing. From and after the date hereof, Buyer shall be solely responsible for the purchase and financing of all components of Resort 1999 and Spring 2000


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
inventory, which product lines shall be produced by Buyer under the terms of the License Agreement subject to its becoming effective in accordance with its terms. Seller shall not purchase or commit to purchase any components of Resort 2000 or Sprint 2000 inventory without the prior written consent of Buyer.

           2.9 FTC Unwind. In the event that FTC Approval is not obtained prior to the FTC Deadline, then within 20 Business Days after the FTC Deadline (or such later date as the parties may agree in writing), (i) Buyer shall assign to Seller and Seller shall assume and agree to pay, perform and discharge when due and payable, in accordance with their respective terms, the R&S Purchase Commitments pursuant to an Assignment and Assumption Agreement, (ii) Seller shall reimburse Buyer for all amounts theretofore paid by Buyer in respect of the payment, performance and discharge of R&S Purchase Commitments, (iii) Seller shall repurchase from Buyer, at the R&S LDP Cost, all R&S Inventory purchased by Buyer from Seller pursuant to this Article II pursuant to a Bill of Sale (iv) Seller shall purchase and acquire from Buyer and Buyer shall sell, transfer and convey to Seller, pursuant to a Bill of Sale, all components of Resort 1999 and Spring 2000 inventory purchased by Buyer pursuant to R&S Purchase Commitments which Buyer shall have paid, performed or discharged and with respect to which Seller shall have reimbursed Buyer pursuant to Section 2.9(ii) above (but without any consideration for such components other than such reimbursement) and
(v) Seller shall purchase from Buyer, at Buyer's landed duty, paid cost, and arrange for financing for all components of Resort 1999 and Spring 2000 inventory purchased or financed, as the case may be, by Buyer pursuant to
Section 2.8 hereof, provided that Seller shall not be obligated to purchase or finance any components of Resort 1999 or Spring 2000 inventory unless Buyer shall have received the written consent of Mr. Frank Mori with respect thereto prior to Buyer's purchase or finance, as the case may be, of such inventory. Buyer and Seller agree that the physical inventory, delivery and dispute resolution procedures set forth in Sections 2.4, 2.5 and 2.6, respectively, shall be followed in connection with any such purchase by Seller (modified as appropriate to substitute Seller for Buyer in connection with such purchase).


                                  ARTICLE III

           PURCHASE AND SALE OF EXISTING CONTINUING INITIALS INVENTORY

           3.1 Purchase and Sale of Inventory. Subject to the terms and conditions of this Agreement, on the Initials Closing Date (as hereinafter defined), Seller shall sell, transfer and convey to Buyer, and Buyer shall purchase and acquire from Seller, at the Initials Inventory LDP Cost (as hereinafter defined) the Existing Continuing Initials Inventory (as hereinafter defined). As used herein, "Existing Continuing Initials Inventory" shall mean
(i) those items of inventory from Seller's "Initials" replenishment program inventory (the "Initials Inventory") listed on Schedule 3.1 and existing at the Initials Closing, and (ii) those items of Initials Inventory, including piece goods and finished goods, purchased by Seller after the date hereof and prior to the Initials Closing with the prior written approval of Buyer, and existing at the Initials Closing; provided Seller shall have the right to exclude from the Existing Continuing Initials Inventory to be purchased by Buyer those items for which Seller has firm purchase orders in place on the Initials Closing Date, which orders were placed in the ordinary course of Seller's business. The Existing Continuing Initials Inventory will be subject to the provisions of
Section 3.4.

           3.2 Purchase Price. In consideration for the transfer of the Existing Continuing Initials Inventory on the Initials Closing Date in accordance with the terms and conditions of this Agreement, at the Initials Closing, Buyer will pay to Seller Seller's estimated Initials Inventory LDP Cost for the Existing Continuing Initials Inventory (the "Purchase Price"), subject to adjustment under Sections 3.4(c) and 3.5 hereof, by wire transfer in immediately available funds in accordance with wire transfer instructions to be provided to Buyer by Seller in writing no later than two (2) days prior to the Initials Closing Date.

           3.3 Allocation of Purchase Price. The Purchase Price shall be allocated among the Existing Continuing Initials Inventory in accordance with an allocation schedule to be mutually agreed upon by Seller and Buyer within fourteen (14) days of the date hereof, which allocation schedule shall be prepared in accordance with the rules under Section 1060 of the Tax Code and the Treasury Regulations promulgated thereunder. Buyer and Seller agree that such schedule shall be amended to reflect any post-Closing adjustments determined under Section 3.5. Unless otherwise required by applicable law, Seller and Buyer agree to report the allocation of the Purchase Price in accordance with such schedule for all purposes, and neither Seller nor Buyer will take any position inconsistent therewith with respect to any tax return, audit or examination by any taxing authority, litigation, proceeding or otherwise. In this regard, and without limiting the foregoing, Buyer and Seller agree to act, and cause their respective affiliates to act, in accordance with the computations and allocations contained in such schedule in any 1060 Forms, to cooperate in the preparation of any 1060 Forms and to file such 1060 Forms in the manner required by applicable law.

           3.4 Physical Inventory Count. (a) Prior to or on the Initials Closing Date, Seller shall conduct a physical count of the Existing Continuing Initials Inventory, which physical count may, at Seller's discretion, occur as the Existing Continuing Initials Inventory is loaded on a truck or other transportation vehicle as contemplated by Section 3.6. Buyer and its accountants and other advisors, employees or agent shall be entitled to be present at and shall be entitled to observe such physical count and to inspect (at Buyer's cost) the Existing Continuing Initials Inventory during such physical count.

           (b) Upon completion of the physical count referred to in Section 3.4(a) Seller shall provide to Buyer a list of the Existing Continuing Initials Inventory along with Seller's estimate of the landed, duty, paid cost of each item of the Existing Continuing Initials Inventory (the "Initials Inventory LDP Cost"). Damaged and defective items of the Existing Continuing Initials Inventory shall be assigned no value subject to compliance with the procedures described in subsection (c) below.


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
           (c) Within five (5) business days after delivery of the Existing Continuing Initials Inventory in accordance with Section 3.6, Buyer shall be entitled to notify Seller that items of the Existing Initials Inventory delivered to Buyer were defective or damaged, specifying in reasonable detail such items. In the event Seller shall agree with Buyer as to such items, such items shall not be considered items of Existing Continuing Initials Inventory and the Purchase Price shall be adjusted accordingly. Buyer shall make such items available to Seller at a loading dock or other accessible place at Buyer's warehouse reasonably acceptable to Seller and Seller shall promptly retrieve such items after such notification. Any disputes with regard to any such item shall be resolved by the parties acting in good faith.

           (d) Within forty-five (45) days after the Initials Closing, Seller shall provide Buyer with Seller's final calculation of the actual Initials Inventory LDP Cost per item (the "Final Valuation") with appropriate adjustments for items of Existing Continuing Initials Inventory disputed in accordance with
Section 3.4(c) theretofore resolved by Buyer and Seller. At such time Seller shall also provide Buyer and Buyer's accountants with a copy of Seller's and, if applicable, Seller's accountants' work papers relating to the determination of such Final Valuation, as well as such support and other existing documentation as Buyer and Buyer's accountants may reasonably request.

           3.5 Post-Closing Adjustment of Inventory Valuation. (a) Within twenty
(20) days after Buyer's receipt of the Final Valuation, Buyer shall be entitled to notify Seller in writing of any dispute with regard to the Initials Inventory LDP Cost of the Existing Continuing Initials Inventory specifying in reasonable detail the disputed items, and the nature and basis of the disputes. The Purchase Price shall be adjusted dollar-for-dollar by an amount, if any, determined pursuant to Section 3.5(b).

           (b) Seller and Buyer shall attempt to reconcile any and all disputes acting in good faith. However, if Seller and Buyer are unable to reach a resolution as to any disputes within three (3) business days after the giving of the notice referred to in Section 3.5(a), the items remaining in dispute shall be submitted for resolution to a firm of independent certified public accountants in their capacity as experts (the "Experts"), who shall be mutually chosen by Seller, on the one hand, and Buyer, on the other hand, and who shall not then be, and prior thereto shall not have been, retained by either of Seller or Buyer, except for the resolution of disputes pursuant to the Purchase Agreement. The Experts shall be instructed to, and shall, determine and report to Seller and Buyer, upon the remaining disputed items no later than twenty (20) days after submission of such items to the Experts. The report of the Experts shall be limited to calculation of the Initials Inventory LDP Cost of any items of Existing Continuing Initials Inventory delivered to Buyer. Such report shall be final, binding and conclusive on the parties hereto. The fees and disbursements of the Experts shall be borne equally by Seller, on the one hand, and Buyer, on the other hand. Seller and Buyer shall each bear the fees and disbursements of their own accountants and other advisors.

           (c) Within three (3) days following the resolution of all disputed items by Seller and Buyer, or by the Experts as applicable, the Purchase Price shall be adjusted based on such resolution and Seller shall pay to Buyer or


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
Buyer shall pay to Seller, as the case may be, the amount of the adjustment of the Purchase Price, without interest, by wire transfer in immediately available funds in accordance with wire transfer instructions provided by one of the parties to the other.

           3.6 Delivery of Inventory. Not later than the close of business on the Initials Closing Date, Seller will assemble the Existing Continuing Initials Inventory and shall place it at a loading dock or other accessible place at such locations as Seller shall designate, which other locations shall be reasonably acceptable to Buyer, and, on the Initials Closing Date, Buyer's employees, agents or independent contractors retained by Buyer will load such Existing Continuing Initials Inventory onto trucks or other transportation vehicles provided by Buyer or independent contractors retained by Buyer. Subject to
Section 3.4(c), once Buyer takes delivery of the Existing Continuing Initials Inventory, Buyer shall be deemed to have accepted such inventory and shall be thereafter estopped from claiming that any of such inventory, when delivered to Buyer hereunder, was damaged or defective. Risk of loss (including risk of damage or destruction) of such Existing Continuing Initials Inventory shall pass to Buyer upon delivery of the Existing Continuing Initials Inventory to Buyer on the later of the Initials Closing Date or the actual delivery of the Existing Continuing Initials Inventory. The sale of the Existing Continuing Initials Inventory hereunder shall be evidenced by a Bill of Sale executed by Seller, to be delivered to Buyer at the Initials Closing (the "Initials Bill of Sale"). Until Buyer's employees, agents or independent contractors retained by Buyer load the Existing Continuing Initials Inventory onto a truck or other transportation vehicles provided by Buyer or such independent contractors, Seller shall maintain insurance as provided in Section 8.1.

           3.7 Assumption of Initials Purchase Commitments. At the Initials Closing, and subject to the terms and conditions hereof, Seller shall assign to Buyer, and Buyer shall assume and agree to pay, perform and discharge when due and payable, in accordance with their respective terms all purchase commitments for Initials Inventory to which Seller is bound on the Initials Closing Date and which were incurred by Seller with the prior written approval of Buyer (the "Initials Commitments"). Seller shall provide to Buyer, no later than ten (10) business days prior to the Initials Closing, a list of the Initials Commitments and complete and correct copies thereof. Such assignment and assumption shall be evidenced by execution or delivery of an Assignment and Assumption Agreement with respect to the Initials Commitments (the "Initials Assignment and Assumption Agreement").


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
                                   ARTICLE IV

                              INTENTIONALLY OMITTED



                                   ARTICLE V

                                    CLOSINGS

           5.1 R&S Closing. The closing of the sale and purchase of the R&S Inventory (the "R&S Closing") shall be held concurrently with the signing of this Agreement at the offices of Buyer, or its counsel, in New York City, or at such other place as the parties may agree upon, as of the date hereof.

           5.2 Seller at R&S Closing. At the R&S Closing, Seller shall deliver to Buyer:

           (a) the R&S Inventory to be purchased and transferred to Buyer hereunder in the manner contemplated by Section 2.5;

           (b) the R&S Bill of Sale;

           (c) the R&S Assignment and Assumption Agreement; and

           (d) termination statements (which statements shall be delivered to Buyer at the R&S Closing for filing), lien releases and satisfactions of liens, in form and substance reasonably satisfactory to Buyer, evidencing the termination, release and satisfaction of all security interests, rights of first refusal, first offer or similar rights, claims, liens, charges or other encumbrances of any kind on the R&S Inventory or a certificate executed by the Member Manager of Seller or such other duly authorized representative of Seller reasonably acceptable to Buyer, dated the date hereof, certifying that there are no such security interests, rights of first refusal, first offer or similar rights, claims, liens, charges or other encumbrances of any kind on the R&S Inventory.

           5.3 Buyer at R&S Closing. At the R&S Closing, Buyer shall deliver to Seller the R&S Purchase Price in the manner contemplated by Section 2.2.

           5.4 Initials Closing. The closing of the sale and purchase of the Existing Continuing Initials Inventory (the "Initials Closing") shall be held at the offices of Buyer, or its counsel, in New York City, or at such other place as the parties may agree upon, at 9:30 a.m. ten (10) business days after Seller shall have notified Buyer in writing that Seller has completed shipping its Fall 1999 collection, but in no event later than October 15, 1999 (and in the event that such notice shall not be given by September 30, 1999, the Closing shall be held on October 15, 1999), or as may otherwise be mutually agreed upon by the parties (such date and time of the Closing being herein referred to as the "Initials Closing Date").

           5.5 Seller at Closing. At the Initials Closing, Seller shall deliver to Buyer:


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
           (a) the Existing Continuing Initials Inventory to be purchased and transferred to Buyer hereunder in the manner contemplated Sections 3.4 and 3.6;

           (b) an officer's certificate, as required by 10.1(c);

           (c) the Initials Bill of Sale; and

           (d) the Initials Assignment and Assumption Agreement.

           5.6 Buyer at Closing. At Closing, Buyer shall deliver to Seller:

           (a) an officer's certificate, as required by 10.2(c);

           (b) the Purchase Price in the manner contemplated by Section 3.2; and

           (c) the Initials Assignment and Assumption Agreement.


                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF SELLER

           Seller represents and warrants to Buyer on and as of the date hereof as follows:

           6.1 Organization. Seller is a limited liability company validly existing and in good standing under the laws of the State of New York and has all requisite power and authority to enter into this Agreement, the R&S Bill of Sale and the Initials Bill of Sale (the "Bills of Sale"), the R&S Assignment and Assumption Agreement and the Initials Assignment and Assumption Agreement (the "Assignment and Assumption Agreements") and its officer's certificates required by Section 5.2(d), if applicable, and Section 10.1(c) (the Agreement, the Bills of Sale, the Assignment and Assumption Agreements and such officer's certificates are sometimes collectively hereinafter referred to as the "Seller Documents") and to carry out the transactions contemplated hereby and thereby.

           6.2 Execution Delivery and Performance. Except as set forth on
Schedule 6.2, the authorization, execution, delivery and performance of this Agreement and the other Seller Documents, and the consummation by Seller of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach of the articles of organization or the operating agreement of Seller, or any other constituent documents of Seller, (ii) violate any U.S. or foreign laws, statutes or regulations to which Seller is subject or by which Seller or its assets are bound, (iii) violate any order, writ, injunction, judgment, award, arbitration or decree of any court, governmental body, administrative agency, arbitrator or other competent authority (collectively, "Orders") to which Seller or its assets are subject, (iv) violate, conflict with, result in or constitute (with the giving of notice, the lapse of time, or both) a breach or default under, or result in the termination or acceleration of, any material agreement, mortgage, indenture, note, lease, license, insurance policy, or other material commitment, obligation or instrument to which Seller


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
is a party or by which Seller or any of its properties or assets is bound (collectively, the "Seller's Contracts"), or (v) create or impose any lien on any R&S Inventory or the Existing Continuing Initials Inventory pursuant to any Seller's Contract. Except for the FTC Approval and as otherwise set forth on
Schedule 6.2, no consent, approval or authorization of, notice to, or filing or registration with, any court, governmental body, administrative agency, arbitrator or other competent authority, or any other person or entity, is required, pursuant to the terms of any of the Seller's Contracts, applicable law or any Orders to which Seller or its assets are subject, to be made or obtained by Seller in connection with the execution, delivery and performance by Seller of this Agreement or the other Seller Documents and the consummation of the transactions contemplated hereby and thereby.

           6.3 Authority. All proceedings required to be taken by Seller to authorize the execution, delivery and performance of this Agreement and the other Seller Documents to which it is or will be a party have been properly taken. This Agreement constitutes, and each of the other Seller Documents, when duly executed and delivered by Seller, will constitute, the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforcement may be limited by bankruptcy and other laws affecting the enforceability of creditors' rights generally or laws governing the availability of specific performance or other equitable remedies.

           6.4 Inventory. At the R&S Closing, Seller will transfer the R&S Inventory to Buyer in accordance with this Agreement, and pursuant to the R&S Bill of Sale, will transfer, assign and convey to, and vest in, Buyer good title to the R&S Inventory, free and clear of any security interests, rights of first refusal, first offer or similar rights, claims, liens, charges or other encumbrances of any kind other than those created by or imposed upon Buyer. At the Initials Closing, Seller will transfer the Existing Continuing Initials Inventory to Buyer in accordance with this Agreement and, pursuant to the Initials Bill of Sale, will transfer, assign and convey to, and vest in, Buyer good title to the Existing Continuing Initials Inventory, free and clear of any security interests, rights of first refusal, first offer or similar rights, claims, liens, charges or other encumbrances of any kind other than those created by or imposed upon Buyer.

           6.5 Litigation. Except as set forth on Schedule 6.5, there are no actions, suits, arbitrations or proceedings pending against Seller, or, to the Actual Knowledge (as hereinafter defined) of Seller, threatened (and Seller has not received written notice of any such threatened action, suit, arbitration or proceeding), at law, in equity, in arbitration or by or before any other authority, involving or affecting any of the R&S Inventory or Existing Continuing Initials Inventory or any of the transactions contemplated by this Agreement or the other Seller Documents. Seller is not in default with respect to any judgment, order, writ, injunction, award, arbitration, decree or consent of any court, governmental body, administrative agency, arbitrator or other competent authority involving or affecting any of the R&S Inventory or the Existing Continuing Initials Inventory, or any of the transactions contemplated by this Agreement or the other Seller Documents. Solely for the purposes of this Agreement, the term "Actual Knowledge" shall mean the actual knowledge of Frank Mori, Tomio Taki, Beverly Katz and Lawrence Stern.


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
                                  ARTICLE VII

                     REPRESENTATIONS AND WARRANTIES OF BUYER

           Buyer represents and warrants to Seller as follows:

           7.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement, the Assignment and Assumption Agreements and its officer's certificate required by
Section 10.3(c) (the Agreement, the Assignment and Assumption Agreements and such officer's certificates are sometimes collectively hereinafter referred to as the "Buyer Documents"), and to carry out the transactions contemplated hereby and thereby.

           7.2 Execution Delivery and Performance. The authorization, execution, delivery and performance of this Agreement and the Buyer Documents, and the consummation by Buyer of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach of Buyer's certificate of incorporation or by-laws, (ii) violate any U.S. or foreign laws, statutes or regulations to which Buyer is subject or by which Buyer or its assets are bound,
(iii) violate any Order to which Buyer or its assets is subject, or (iv) violate, conflict with, result in or constitute (with the giving of notice, the lapse of time, or both) a breach or default under, or result in the termination or acceleration of, any material agreement, mortgage, indenture, note, lease, license, insurance policy, or other material commitment, obligation or instrument to which Buyer is a party or by which Buyer or any of its properties or assets is bound (collectively, the "Buyer Contracts"). Except for the FTC Approval, or as otherwise provided on Schedule 7.2, no consent, approval or authorization of, notice to, or filing or registration with, any court, governmental body, administrative agency, arbitrator or other competent authority, or any other person or entity, is required, pursuant to the terms of any of the Buyer Contracts, applicable law, or any Orders to which Buyer or its assets are subject, to be made or obtained by Buyer in connection with the execution, delivery and performance by Buyer of this Agreement or the other Buyer Documents and the consummation of the transactions contemplated hereby and thereby.

           7.3 Authority. All proceedings required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement and the other Buyer Documents have been properly taken. This Agreement constitutes, and each of the other Buyer Documents, when duly executed and delivered by Buyer, will constitute, the valid and binding obligations of Buyer, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy and other laws affecting the enforceability of creditors', rights generally or laws governing the availability of specific performance or other equitable remedies.

                                  ARTICLE VIII

                  ADDITIONAL AGREEMENTS REGARDING THE BUSINESS

           8.1 Operation and Wind Down of Business.

           (a) Seller and Buyer will cooperate in the wind down of the Business in an orderly manner in accordance with the terms of this Agreement and the other Transaction Documents. During the period from the date hereof through the time of delivery of the Existing Continuing Initials Inventory pursuant to
Section 3.6, Seller shall keep in full force and effect insurance comparable in amount and scope to that now maintained with respect to the Initials Inventory.

           (b) All of Seller's inventory, other than (i) the R&S Inventory after the R&S Closing, (ii) the Existing Continuing Initials Inventory after the Initials Closing and (iii) any other inventory of Seller acquired by Buyer pursuant to the Transaction Documents after a closing of such acquisition (the "Prior Inventory"), shall remain the property of Seller and may be sold by Seller as provided in the Transaction Documents. Seller shall retain all accounts receivables resulting from sales by Seller of the Prior Inventory ("Seller's Accounts Receivable"), including any adjustments, deductions, chargebacks and other charges from the customers. Buyer shall promptly remit to Seller any payments received by Buyer relating to Prior Inventory or Seller's Accounts Receivable. Seller shall promptly remit to Buyer any payments received by Seller relating to Buyer's accounts receivable. If a customer remits payment and designates an invoice or receivable being paid, such designation shall be binding upon the parties (unless such customer has made an incorrect designation). In the event a customer remits payment to any party without designating an invoice or receivable being paid, such party shall have twenty
(20) business days within which to contact the customer to seek a designation by such customer. In the event the customer designates an invoice or account receivable being paid within such twenty-day period, such designation shall be binding upon the parties (unless such customer has made an incorrect designation). In the event the customer cannot or does not designate an invoice or receivable within such twenty-day period, such payment shall be credited to the oldest outstanding receivable of such customer.

           8.2 11 West 42nd Street Premises. (a) The parties intend that on or before May 31, 1999, (i) Buyer and the landlord (the "Landlord") of Seller's leased office space located at 11 West 42nd Street, New York, New York 10036 will enter into a new lease (the "New Lease") for the 20th and 21st floors and the portion of the 22nd floor as is presently used by Seller for use in connection with its computer system at such location (the "Floors"), on the same economic and on substantially the same other terms and conditions, on a proportionate basis, as are set forth in the Lease dated as of June 1996 between 11 West 42 Limited Partnership and Anne Klein & Company and Mark of the Lion Associates (the "42nd Street Lease") and on such other terms and conditions as may be reasonably satisfactory to Buyer and the Landlord, and (ii) Seller and the Landlord shall enter into an amendment (the "Lease Amendment") to the Lease removing the Floors therefrom, on terms and conditions, including, without limitation, the release by the Landlord of Seller and its predecessors and Takihyo from any liability accruing or arising from and after commencement of the New Lease for rental and any other charges or other obligations attributable to the Floors under the 42nd Street Lease, as may be reasonably satisfactory to Seller and the Landlord. Buyer shall not enter into a New Lease, and Seller shall not be obligated to surrender the Floors, unless and until the Landlord and Seller shall have executed and delivered to the other the Lease Amendment. The parties acknowledge that the transactions contemplated above in this Section
8.2 may be structured in another manner or on other terms. From the date hereof, Buyer and Seller shall use commercially reasonable efforts to promptly and jointly consult and reach a mutually acceptable agreement with the Landlord regarding the foregoing.

           (b) In the event that Buyer shall enter into the New Lease and Seller shall enter into the Lease Amendment, Buyer will provide to Seller, at no rental, office space reasonably determined by Buyer for not more than five (5) of Seller's employees for the period from and after the date of the New Lease to and including March 1, 2000 and shall furnish to Seller, at Seller's cost, phone and telecopier services during such period; provided, that (i) the Landlord shall have consented in writing to the foregoing and all other approvals and consents necessary for the foregoing, in Buyer's commercially reasonable judgment, shall have been obtained by Buyer, (ii) the use of such office space by Seller and its employees shall at all times be subject to the terms and conditions of the New Lease (other than the rental and other payment provisions thereof), (iii) the rights of Seller in such office space shall at all times be subordinate to the New Lease and (iv) Seller's and its employees' right to use such office space shall be subject at all times to compliance by Seller and its employees with items (ii) and (iii) of this Section 8.2(b). In the event that the transactions contemplated by Section 8.2 shall be structured in a manner or on terms other than as the New Lease, Buyer and Seller shall use their commercially reasonable efforts to agree on the terms and conditions under which the forgoing office space shall be made available to Seller.

           8.3 Certain Employment Agreements. Seller has previously delivered to Buyer a complete and correct copy of the employment agreements dated December 17, 1996, between Seller and each of Kenneth Kaufman and Isaac Franco. Promptly after the execution and delivery of this Agreement, Buyer shall contact Messrs. Kenneth Kaufman and Isaac Franco and shall offer to each of them employment with Kasper commencing on the earlier of (a) the date on which the closing of the transactions contemplated in the Purchase Agreement occurs or (b) the date on which the Purchase Agreement is terminated, which offer shall at all times be conditioned in writing upon the release by each such individual of Seller and Takihyo and their respective directors, officers, stockholders and controlling persons from any and all liabilities or obligations arising out of or in connection with their respective employment by Seller and its predecessors. Unless and until Seller shall have notified Buyer that such a release has been obtained from such individual, Kasper will not employ Messrs. Kaufman or Franco. Seller shall notify Buyer promptly upon obtaining such a release. From time to time after the date hereof, Buyer shall keep Seller informed of the status of such offers and the acceptance thereof. Seller shall be solely responsible for obtaining the release by Messrs. Kenneth Kaufman and Isaac Franco and Buyer shall have no obligation or responsibility therefor.

           8.4 Option to Acquire Other Assets. Buyer is hereby granted a right of first offer and negotiation on the following terms and conditions, effective from the date hereof until the Initials Closing Date, with respect to the tangible assets used by Seller in connection with the Business, including inventory, work-in process, piece goods, office equipment and finishings but excluding (a) the 22nd (other than the portion of the 22nd floor as is presently used by Seller for use in connection with its computer system) and the 23rd floors of Seller's offices at 11 West 42nd Street, New York, N.Y., (b) (i) Seller's leasehold interest in the warehouse in Lyndhurst, N.J. and any of Seller's equipment, furniture and finishings at such warehouse and (ii) Sellers leasehold interest in its office space located in Dallas, Texas and any of Seller's equipment, furniture and finishings at such location, (c) the R&S Inventory, (d) Initials Inventory, (e) the leasehold interests covered in
Section 8.2 and (f) any other assets otherwise expressly provided for in the Transaction Documents, including, without limitation, the Assets (as such term is defined in the Purchase Agreement) (the "Miscellaneous Assets"):

           (a) If Seller desires to dispose of its interest in any of the Miscellaneous Assets, Seller shall first notify Buyer and Buyer shall, within two (2) Business Days thereafter, notify Seller whether it is interested in acquiring such Miscellaneous Assets. Buyer and Seller shall thereafter negotiate in good faith for five (5) Business Days regarding the terms and conditions, including price, on which Buyer would acquire such Miscellaneous Assets. If Buyer and Seller agree on the terms and conditions of Buyer's acquisition of such Miscellaneous Assets, then such transaction shall be consummated as soon as practicable after such agreement is reached.

           (b) If Buyer and Seller do not agree on the terms and conditions of Buyer's acquisition of such Miscellaneous Assets, then Seller shall thereafter be entitled to dispose of such Miscellaneous Assets to any person or entity provided that such disposition is on (i) economic terms that are not materially less favorable to Seller than the terms and conditions offered by Buyer for such Miscellaneous Assets and (ii) terms and conditions which, in the aggregate, are not materially less beneficial to Seller than the terms and conditions offered by Buyer for such Miscellaneous Assets.

           (c) If any Miscellaneous Assets to be acquired by Buyer are rights of Seller under any lease, license or other third party contract, then Buyer's acquisition of such rights will in all events be subject to Buyer's assumption of all obligations and liabilities under such lease, license or contract and the obtaining of such third party's consent and release from all obligations or liabilities thereunder for the benefit of Seller, its affiliates and their respective directors, officers, members, stockholders and controlling parties.

           (d) The foregoing option shall not be applicable to the sale of inventory in the ordinary course of the Seller's Business. In addition, nothing in this Section 8.4 shall be deemed to permit the sale of Assets (as defined in the Purchase Agreement) except as expressly set forth in the Purchase Agreement.

           8.5 Further Assurances. Consistent with the terms and conditions hereof, each party hereto shall cooperate with each other and execute and deliver any and all instruments and take any and all other actions, either before or after the Initials Closing, as applicable, which may be necessary, proper or advisable to effect or evidence the provisions of this Agreement and to consummate the transactions contemplated hereby.

                                   ARTICLE IX

                        CERTAIN AGREEMENTS OF THE PARTIES

           9.1 Access to Personnel; Inspection of Information and Documents; and Cooperation. (a) Subject to the last two sentences in this Section 9.1(a), and subject to the prior approval of Mr. Frank Mori (which approval shall be granted or denied in the commercially reasonable judgment of Mr. Mori), prior to the Initials Closing upon reasonable notice, (i) Seller shall afford Buyer and its Representatives reasonable access during regular business hours during the period from the date hereof up to and including the Initials Closing to any and all of the premises, properties, contracts, books, records, data and personnel of Seller relating to the transactions covered by this Agreement and (ii) Seller shall, and shall use reasonable efforts to cause each of its directors, officers, members, managers, agents and/or employees, to cooperate in a reasonable manner in connection with the foregoing. In the event that Buyer or its Representatives shall desire such access or any such information or documents concerning the transactions covered by this Agreement, Buyer, through its Chairman of the Board, Chief Operating Officer, or Executive Vice President-Finance and Administration, shall provide the aforementioned reasonable notice in accordance with Section 12.2. Subject to the discretion of Mr. Mori as described above, Seller shall afford Buyer and its Representatives such access or such information or documents, as the case may be, in each case to the extent consistent with the foregoing provisions of this Section 9.1(a) within a reasonable time after the request therefor is made in accordance with this Section 9.1(a).

           (b) Seller hereby covenants that prior to the Initials Closing, Seller will promptly notifying Buyer of any pending claim, suit, proceeding, arbitration or investigation in or by any court, governmental body, administrative agency, arbitrator or other competent authority relating to the Existing Continuing Initials Inventory, or which is threatened against Seller, of which Seller has Actual Knowledge or receives written notice.

           9.2 FTC Approval. As promptly as practicable after the execution and delivery of this Agreement and the other Transaction Documents, Seller and Buyer shall each file or cause to be filed a notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with the Federal Trade Commission and the Department of Justice. The purchase of the Existing Continuing Initials Inventory, the payment of the Purchase Price and the consummation of the transactions contemplated hereby, except those transactions set forth in Article II and the provisions of this
Section 9.2 and Articles XI and XII, are expressly and absolutely subject, in each case, to the expiration or termination of all applicable waiting periods under the HSR Act, without any party hereto (or, if different, any "person" in which such party is included for purposes of the HSR Act) having been formally or informally advised by the Federal Trade Commission or the Department of Justice that either of them will or may seek to enjoin the consummation of, or otherwise will or may challenge, the transactions contemplated by this Agreement or the other Transaction Documents and without either Seller or Buyer (or their respective "persons") being obligated to divest itself of any assets or reorganize its existing corporate structures ("FTC Approval"). Each of Seller and Buyer shall use its best efforts to prosecute all such applications, as soon as possible after the filing thereof, and will cooperate with the other and take all steps reasonably necessary, proper or desirable to expedite the prosecution of such applications (provided that there is no obligation to agree to any divestiture or reorganization).

           9.3 Employee Matters. (a) Buyer shall have the right, but shall not be obligated, to hire or otherwise establish an independent contractor, consultant or other business relationship with (collectively "Hire") any employees of Seller, but shall have no right to Hire any employees of Seller's licensing operations unless and until the closing of the transactions contemplated under the Purchase Agreement are consummated, although Buyer shall not be restricted from making offers to Hire such employees provided such offers are conditioned on the consummation of such closing. Buyer shall provide to Seller reasonable advance written notice of any employee of Seller to whom Buyer intends to extend an offer to Hire and shall keep Seller informed of the status of any such offer and the acceptance thereof.

           (b) In the event that Seller shall notify Buyer in writing that any employees of Seller who are not represented by a labor organization to whom Buyer intends to extend or shall have extended an offer to Hire shall be, in the commercially reasonable judgment of Frank Mori, necessary to the wind-down of the Business as contemplated by the Omnibus Agreement, the Purchase Agreement and the License Agreement, Seller and Buyer shall in good faith attempt to agree upon a sharing arrangement with respect to such employees on terms and conditions reasonably acceptable to both Seller and Buyer; provided, that any such sharing arrangement shall contain, among other things, the following terms:
(i) within thirty (30) days after receipt by Buyer from Seller of vouchers and/or receipts or other documentation reasonably requested by Buyer, Buyer shall reimburse Seller with respect to the services of any employee of Seller who shall perform services for Buyer pursuant to any such sharing arrangement in an amount equal to the pro rata portion of such employee's salary based upon the portion of such employee's working time spent in performing such services, and
(ii) if Buyer shall fail to reimburse Seller for such pro rata portion of the salary of any shared employee as provided above in this Section 9.3(b), and such failure shall continue for a period of three (3) business days after Seller shall have notified Buyer, in accordance with Section 12.2 hereof, of such failure, Seller shall have the right to terminate the sharing arrangement with respect to such employee. In such event, except for the pro rata portion of the salary of such employee that Buyer shall not have paid, neither Seller or Buyer shall have any further rights or obligations with respect to such sharing arrangement.

           (c) Seller has advised Buyer as to its current severance practice (the "Severance Practice") with regard to its employees who are not represented by a labor organization, and has provided Buyer with such information with regard to such employees reasonably requested by Buyer. If Buyer Hires any such employee during the twelve-week period from and after the termination of such employee's employment with Seller and Seller shall have paid or committed to pay to such employee severance in accordance with the terms and conditions of the Severance Practice, Buyer shall, within five (5) business days, after written notice by Seller to Buyer of the actual payment of such severance and upon receipt from Seller of documentation reasonably satisfactory to it in respect of such severance payments, reimburse Seller for such severance payments. The foregoing severance reimbursement shall not, in any event, include reimbursement for severance paid or payable under any oral or written employment agreement, or other arrangement (other than the Severance Practice), between Seller and any of its employees.

           9.4 Cooperation on Retail Stores. Seller shall cooperate with Buyer, to the extent and in the manner it shall determine in its sole and absolute discretion, in Buyer's efforts to obtain an agreement to purchase the retail store operations of Fashions of Seventh Avenue, Inc.

           9.5 Transfer Tax Filings. Each tax return (and any exemption, clearance or similar filing or certificate) with respect to any sales, use, transfer, stamp, value-added, motor vehicle transfer or registration, documentary, registration, recording, excise, real estate transfer or similar taxes or fees ("Transfer Taxes") required to be paid to any relevant taxing authority (or for which an exemption is being sought) in connection with the transactions contemplated by this Agreement shall be timely filed by the party legally obligated to file such tax return (or exemption, clearance or similar filing or certificate) with respect thereto. In this regard, Seller and Buyer agree to cooperate, and to cause their respective affiliates to cooperate, with each other in the making of all such filings required in connection with any such Transfer Taxes. Buyer shall deliver to Seller prior to the Initials Closing Date all exemption, clearance, resale or similar certificates which would under applicable law enable the transactions contemplated by this Agreement to be exempt from any Transfer Taxes.

           9.6 Actions with Respect to Initials Closing. Seller and Buyer agree to use their commercially reasonable efforts to bring about the satisfaction of the conditions to the Initials Closing set forth in Article X of this Agreement and to cause the covenants and agreements contained in this Agreement to be satisfied and performed hereunder by each of them.

                                   ARTICLE X

              CONDITIONS PRECEDENT TO CLOSING AND OTHER OBLIGATIONS

           10.1 Conditions Precedent to Buyer's Obligations. All obligations of Buyer to consummate the Initials Closing shall be subject, at the option of Buyer, to fulfillment of each of the following conditions at or prior to the Initials Closing:

           (a) Representations and Warranties. All representations and warranties of Seller contained herein shall be true and correct in all material respects when made and as of the date hereof, and as of the Initials Closing; provided, that any representation and warranty which refers or relates to the R&S Inventory shall be true and correct only when made and as of the date hereof.

           (b) Covenants. All covenants, agreements and obligations required by the terms of this Agreement or any document delivered pursuant hereto, to be executed or performed by Seller at or before the Initials Closing, shall have been duly and properly executed and performed in all material respects

           (c) Officer's Certificate. There shall have been delivered to Buyer a certificate executed by the Managing Member(s) of Seller or such other duly authorized representatives of Seller reasonably acceptable to Buyer, dated as of the Initials Closing Date certifying that the applicable conditions set forth in Sections 10.1(a) and (b) have been fulfilled.

           (d) Documentation. All documents, agreements, instruments and certificates required to be delivered hereunder to Buyer at or prior to the applicable Closing shall have been so delivered.

           (e) No Orders. There shall not be in effect any injunction or order restraining, enjoining, prohibiting or invalidating this Agreement or the consummation of the transactions contemplated hereby and no action, suit, arbitration or proceeding shall be pending or threatened in writing before any court, governmental body, administrative agency, arbitrator or other competent authority which seeks to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the transactions contemplated hereby.

           (f) Consents. The consents and approvals set forth on Schedule 10.1(f) shall have been obtained.

           (g) Lien Releases. Buyer shall have received termination statements (which statements shall be delivered to Buyer at the Initials Closing for filing), lien releases and satisfactions of liens, in form and substance reasonably satisfactory to Buyer, evidencing the termination, release and satisfaction of all security interests, rights of first refusal, first offer or similar rights, claims, liens, charges or other encumbrances of any kind on the Existing Continuing Initials Inventory.

           10.2 Conditions Precedent to Certain Other Obligations. Seller's obligations under Section 8.4 are expressly subject to obtaining any consents, approvals, waivers and releases Seller deems necessary in its commercially reasonable judgment from lessors, licensors or other relevant third parties under relevant leases, licenses or other contracts; provided, that in obtaining such consents, approvals, waivers or releases Seller shall not be obligated to pay any additional consideration to or incur additional liabilities for the benefit of the applicable lessor, licensor or other third party.

           10.3 Conditions Precedent to Seller's Obligations. All obligations of Seller to consummate the Closing shall be subject, at the option of Seller, to fulfillment of each of the following conditions at or prior to the Initials
Closing:

           (a) Representations and Warrants. All representations and warranties of Buyer contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and as of the Closing.

           (b) Covenants. All covenants, agreements and obligations required by the terms of this Agreement, or any document delivered pursuant hereto to be executed or performed by Buyer at or before the Closing shall have been duty and properly executed and performed in all material respects.

           (c) Officer's Certificate. There shall have been delivered to Seller a certificate executed by the President or a Vice President and the Secretary or an Assistant Secretary of Buyer, or other duty authorized representatives of Buyer reasonably acceptable to Seller, dated as of the Initials Closing Date, certifying that the conditions set forth in Sections 10.3(a) and (b) have been fulfilled.

           (d) Documentation. All documents, agreements, instruments and certificates required to be delivered hereunder to Seller at or prior to the Closing shall have been so delivered.

           (e) No Orders. There shall not be in effect any injunction or order restraining, enjoining, prohibiting or invalidating this Agreement or the consummation of the transactions contemplated hereby and no action, suit, arbitration or proceeding shall be pending or threatened in writing before any court, governmental body, administrative agency, arbitrator or other competent authority which seeks to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the transactions contemplated hereby.

           (f) Consents. The consents and approvals set forth on Schedule 10.3(f) shall have been obtained.

                                   ARTICLE XI

                            INDEMNIFICATION; FINDERS

           11.1 Indemnification by Seller. Seller shall indemnify, defend and hold Buyer and its affiliates and its and their respective stockholders, officers, directors, employees, affiliates and agents (the "Buyer Indemnified Parties) harmless from and against any and all losses, liabilities, claims, demands, investigations, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) of every kind, nature and description (collectively, "Claims") to which any of the Buyer Indemnified

Parties becomes subject based upon, or arising out of or otherwise in respect of: (a) except with regard to the obligations and liabilities assumed by Buyer under the Assumed Agreements (as defined in the Purchase Agreement) pursuant to the Purchase Agreement, the Initials Commitments and the R&S Purchase Commitments (which obligations and liabilities, Initials Commitments and R&S Commitments shall in no event include the Excluded Liabilities, as defined in the Purchase Agreement), the business of Seller (but in no event including the Purchaser's Liabilities (as such term is defined in the Purchase Agreement)), including, without limitation, Claims relating to (i) arrangements with suppliers, vendors, contractors, warehousemen, shippers, distributors and customers of the business, and any Claims with respect to credits, refunds or charge backs for products or other financial terms of such arrangements, or (ii) products manufactured, distributed or sold by Seller including, but not limited to, product liability, false advertising and improper labeling claims; or (b) any breach of any representation, warranty, covenant or agreement of Seller contained in this Agreement or the other Seller Documents.

           11.2 Indemnification by Buyer. Buyer shall indemnify, defend and hold Seller and its affiliates and its and their respective members, stockholders, partners, officers, directors, employees, affiliates and agents (the "Seller Indemnified Parties") harmless from and against any and all Claims to which any of the Seller Indemnified Parties becomes subject, based upon, arising out of or otherwise in respect of (a) any breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or the other Buyer Documents,
(b) the R&S Inventory and the R&S Purchase Commitments following the date hereof to the extent that such Claim is based upon, arises out of or is otherwise in respect of any act or omission to act by Buyer after the date hereof and (c) the Existing Continuing Initials Inventory and the Initials Commitments following the Initials Closing Date to the extent that such Claim is based upon, arises out of or is otherwise in respect of any act or omission to act by Buyer after the Initials Closing Date.

           11.3 Notice and Opportunity to Defend. Promptly after receipt by either party hereto of notice of the assertion of any Claim or discovery of any facts upon which such party expects to make a claim for indemnification hereunder, such party (the "Indemnified Party") shall give the other party who may become obligated to provide indemnification hereunder (the "Indemnifying Party") written notice describing such Claim or facts in reasonable detail; provided, however, that any delay or failure by an Indemnified Party to provide such notice shall not impair or affect its rights hereunder or the obligation of the Indemnifying Party with respect to such Claim, except to the extent the Indemnifying Party can demonstrate that it was prejudiced by the Indemnified Party's delay in giving or failure to give such notice. Such Indemnifying Party shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel, any such matter involving the asserted liability of the Indemnified Party; provided, however, that no Indemnifying Party shall compromise or settle any asserted liability (except a liability settled or compromised for monetary consideration or damages only payable solely by other than the Indemnified Party and such compromise or settlement provides for a full and unconditional release of the claims asserted against the Indemnified Party and its affiliates) without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld). If any Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and shall diligently defend against such claims with counsel reasonably acceptable to the Indemnified Party. The Indemnified Party agrees to reasonably cooperate with the Indemnifying Party and its counsel in the compromise of, or defense against, any such asserted liability. No Indemnified Party shall compromise or settle any asserted liability (except a liability settled or compromised for monetary consideration or damages only payable solely by other than the Indemnifying Party and such compromise or settlement provides for a full and unconditional release of the claims asserted against the Indemnifying Party and its affiliates) without the prior written consent of the other Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense and by its own counsel to participate in the defense of such asserted liability; provided, however, that if after having notified the Indemnified Party of its intention to assume the defense of a claim or asserted liability as aforesaid, the Indemnifying Party fails to do so in a reasonably prompt and diligent manner or the Indemnified Party is advised in writing by counsel reasonably satisfactory to the Indemnifying Party that there probably is a conflict between the interests of the Indemnified Party and the Indemnifying Party with respect to such defense under the applicable code or rules of Professional Responsibility, then in either such case the Indemnifying Party shall be responsible for the reasonable fees and expenses of one firm of separate counsel for the Indemnified Party. Except as may otherwise be agreed in writing between an Indemnifying Party and an Indemnified Party, from and after the R&S Closing, with regard to matters based upon, or arising out of or otherwise in respect of the R&S Inventory and the R&S Closing, and from and after the Initials Closing, with regard to all other matters contained herein, as applicable, an Indemnifying Party shall not be deemed liable under this Article XI with respect to third party claims unless and until (i) any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction with respect to such claim and the time in which to appeal therefrom shall have expired, or (ii) a settlement of such claim shall have been agreed to with the third party in compliance with this Article XI which requires the payment of monetary damages by the Indemnifying Party.

           11.4 Finders. Each of the parties hereto represents to the other that no finder, broker, agent or other intermediary has acted on behalf of such party in connection with the introduction or bringing together of the parties hereto, or the negotiation or consummation of the transactions contemplated by this Agreement (except for the financial advisors of each party identified on Schedule 11.4 hereto), and each party shall indemnify the other and hold it harmless against all fees, losses, costs, expenses (including reasonable attorneys', fees and expenses), liabilities and damages, if any, arising from the employment or other engagement by such party or services rendered to such party (or any allegation having a reasonable basis of any such employment or other engagement or services) of any finder, broker, agent or other intermediary (and the financial advisors of each party identified on Schedule 11.4 hereto) in such connection.

           11.5 Survival. The representations and warranties of the parties contained in this Agreement and the parties' indemnification obligations under this Article XI shall survive for a period of two (2) years after the Initials Closing Date; provided, that if any Indemnified Party shall have given to an Indemnifying Party any notice on or prior to the second anniversary of the Initials Closing Date of the assertion of any Claim or discovery of any facts upon which an Indemnified Party expects in good faith to make a claim for indemnification under this Agreement as contemplated by the first sentence of
Section 11.3, the limitations set forth in this Section 11.5 shall not be applicable in respect of the matters set forth in such notice.

           11.6 Exclusive Remedy. The provisions of Article XI of this Agreement contain the exclusive remedies of the parties hereto and the Buyer Indemnified Parties and Seller Indemnified Parties with respect to any breach or alleged breach of any representation, warranty or covenant contained herein and with respect to any claim otherwise arising from or relating to the transactions contemplated by this Agreement; provided, that (a) nothing herein shall be deemed to limit or restrict any party's rights or remedies based upon, or arising out of or otherwise in respect of, fraud and (b) nothing herein shall be deemed to limit or restrict any party's rights or remedies prior to the Initials Closing Date (other than matters based upon, or arising out of or otherwise in respect of the R&S Inventory or the R&S Purchase Commitments), including rights or remedies based upon equitable principles (including specific performance and injunctive relief) and, in that connection, each party against whom such equitable remedies are being sought agrees that money damages would not be a sufficient remedy in any such instance and that the party seeking such relief shall be entitled, without the necessity of actual monetary loss being proved or the posting of a bond, to such equitable relief.

                                  ARTICLE XII

                     MISCELLANEOUS COVENANT S AND AGREEMENTS

           12.1 Confidentiality; Disclosure.

           (a) In connection with the transactions contemplated by this Agreement and the other Transaction Documents, each of Takihyo and Seller, on the one hand, and Buyer, on the other hand, or, in either case, their Representatives (as hereinafter defined) have been or will be furnished with or have access to certain Proprietary Information (as hereinafter defined) relating to the other parties. Except as expressly provided herein, each party hereby agrees with regard to the Proprietary Information of the other party, unless otherwise expressly consented to in each case in advance in writing by Frank Mori, with regard to Takihyo and Seller, and the Chairman of the Board, Chief Operating Officer, President, Executive Vice President-Finance and Administration, or Chief Financial Officer of Buyer, with regard to Buyer, (i) to keep, and cause its Representatives to keep, all information concerning the other parties hereto to the extent furnished by the other parties or their respective Representatives, whether furnished before or after the date hereof, whether oral or written and regardless of the manner in which it is furnished ("Proprietary Information"), confidential and not disclose or reveal any Proprietary Information to any person other than its Representatives who are involved in the Anne Klein Transactions, and (ii) not use the Proprietary Information for any purpose other than in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents. For purposes hereof, Proprietary Information includes all analyses, compilations, studies, summaries or extracts of any information or materials which contain, are derived from or otherwise reflect Proprietary Information, whether prepared by any party hereto or its Representatives. Each party shall be responsible for any breach of this Section 12.1(a) by any of its Representatives. For purposes hereof, the term "Proprietary Information" shall not include information which
(i) is presently available to the public, or hereafter shall become available to the public other than as a result of a disclosure by a party or its Representatives in breach of this Agreement, or (ii) becomes available to Seller and Takihyo, on the one hand, or Buyer, on the other hand, from a source other than the other parties or their respective Representatives; provided; that such source does not provide such information in violation of a confidentiality obligation with respect to such information, which confidentiality obligation is known to the party receiving the information after making reasonable inquiry as to the existence of such confidentiality obligation at the time such information is disclosed.

           (b) During the period from the date hereof until the closing of the transactions contemplated by the Purchase Agreement, Buyer, on the one hand, and Seller and Takihyo, on the other hand, will not, and will cause their respective Representatives not to, without the prior written consent of the other party,
(i) make any release to the press or other public disclosure, or (ii) make any statement with regard to this Agreement, the Transaction Documents or the Anne Klein Transactions to any competitor, customer, client, licensee or supplier of Seller or any of its affiliates, or any other person or entity, other than (A) the parties' respective Representatives and (B) subject to Section 12.1(c) below, any persons or entities to which any party has a contractual obligation to disclose or provide notice in connection with obtaining third party consents and approvals contemplated hereby; provided; that none of the parties shall hold any other party responsible hereunder for any statement with respect to any of the foregoing made prior to November 23, 1998 to Paul Guez, Herbert Guez, PG Capital LLC, Schottenstein Stores Corporation or any of their affiliates or representatives. Each party shall be responsible for any breach of the foregoing by any of its Representatives. As used in this Section 12.1, the term "Representatives" means, with respect to Buyer, its directors, officers, financial advisors, counsel, independent public accountants, bankers, financiers, and other representatives (including, without limitation, potential bankers, financiers and other lenders in respect of the Purchaser's Financing (as defined in the Purchase Agreement)), and, with respect to Seller, its members, stockholders, directors, officers, financial advisors, counsel, independent public accountants, bankers, financiers, controlling persons and other representatives. Each party shall be responsible for any breach of the foregoing by any of its Representatives.

           (c) The restrictions in Section 12.1(b) shall not prohibit the disclosure of any information by Buyer, on the one hand, and Seller and Takihyo, on the other hand, in connection with obtaining the consents and approvals to be obtained by Buyer or Seller and Takihyo, as the case may be, pursuant to the Transaction Documents (including, without limitation, obtaining consents and approvals of the holders of Buyer's Senior Notes as provided in the Purchase Agreement), or the disclosure of information required by law, rule or regulation (including, without limitation, the rules and regulations of the Securities and Exchange Commission and any stock exchange (including The NASDAQ National Market) upon which any of the securities of Buyer or Seller are listed) subject to compliance with the following provisions: (i) the disclosing party shall give the other parties hereto written notice of such requirement as soon as possible after becoming aware of such requirement; (ii) the disclosing party shall provide the other parties hereto with a copy of any proposed disclosure a reasonable period of time in advance of actual disclosure to any third party for review and comment on such proposed disclosure, and the disclosing party will use its commercially reasonable efforts to address any concerns raised by a non-disclosing party consistent with the disclosing party's legal obligations (including, without limitation, reporting and filing requirements under federal and state securities laws); (iii) in case of disclosures being compelled by legal process, prior to making such disclosure the disclosing party shall afford the non-disclosing parties an opportunity to seek an appropriate protective order with respect to such information, and the disclosing party shall provide the non-disclosing parties with reasonable cooperation and assistance in connection therewith; and (iv) with respect to any information which is disclosed to a third party in accordance with these provisions, the disclosing party, consistent with its legal obligations, shall use its best efforts to obtain assurances from such third party that such information will be treated as confidential by such third party. The parties shall issue a joint press release upon the signing of the Transaction Documents, upon the consummation of the closing of the transactions contemplated by the Purchase Agreement (or, if applicable, upon termination of such agreement) and as they shall thereafter otherwise mutually agree.

           (d) Buyer may use any information, including Proprietary Information, in Buyer's financial statements, including its pro forma financial statements, required pursuant to its legal obligations, including, without limitation, under applicable federal and state securities laws.

           (e) Buyer, on the one hand, and Seller and Takihyo, on the other hand, will not, and will cause their respective Representatives not to, without the prior written consent of the other party, make any release to the press or other public disclosure or make any statement to any other Person with regard to the negotiation process with respect to this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby. In addition, Buyer will not, and will cause its Representatives not to, without the prior written consent of Mr. Frank Mori, make any disparaging or derogatory statement to any other Person with regard to the conduct by Seller or Takihyo of their respective businesses prior to Closing. Each party shall be responsible for any breach of the foregoing by any of its Representatives. The restrictions in this
Section 12.1(e) shall not prohibit the disclosure of any information by Buyer, on the one hand, and Seller and Takihyo, on the other hand, required by law, rule or regulation (including, without limitation, the rules and regulations of the Securities and Exchange Commission and any stock exchange (including The NASDAQ National Market) upon which any of the securities of Buyer or Seller are listed) subject to compliance with the following provisions: (A) the disclosing party shall give the other parties hereto written notice of such requirement as soon as possible after becoming aware of such requirement; (B) the disclosing party shall provide the other parties hereto with a copy of any proposed disclosure a reasonable period of time in advance of actual disclosure to any third party for review and comment on such proposed disclosure, and the disclosing party will use its commercially reasonable efforts to address any concerns raised by a non-disclosing party consistent with the disclosing party's legal obligations (including, without limitation, reporting and filing requirements under Federal and State securities laws); (C) in case of disclosures being compelled by legal process, prior to making such disclosure the disclosing party shall afford the non-disclosing parties an opportunity to seek an appropriate protective order with respect to such information, and the disclosing party shall provide the non-disclosing parties with reasonable cooperation and assistance in connection therewith; and (D) with respect to any information which is disclosed to a third party in accordance with these provisions, the disclosing party, consistent with its legal obligations, shall use its best efforts to obtain assurances from such third party that such information will be treated as confidential by such third party.

           (f) The provisions of clause (iii) of the second paragraph and the fourth paragraph of the Confidentiality Agreement shall terminate at the closing of the transactions contemplated by the Purchase Agreement and be of no further force or effect. In addition, to the extent of an inconsistency between the terms and conditions of Section 12.1 of this Agreement and that certain letter agreement between Takihyo and Buyer dated November 23, 1998 (executed by Buyer on November 24, 1998), the terms and provisions of Section 12.1 shall govern.

           12.2 Notices. Any and all notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if given by personal delivery, by certified or registered mail, postage prepaid, return receipt requested, or by telecopier with verified answer back or by a recognized major overnight delivery service. Any such notice shall be deemed given when personally delivered against written receipt therefor, five (5) Business Days after posting, postage prepaid, in the mails of the United States of America, upon receipt of verified answer back with respect to transmission by telecopier (with the original sent postage prepaid by first class mail) or, with respect to delivery by major overnight delivery service, upon its receipt against written receipt therefor, at the following addresses or to such other address or to such other addressee as any party may from time to time specify by notice to the other party given as aforesaid:

           If to Buyer:

           Kasper A.S.L., Ltd.
           77 Metro Way
           Secaucus, NJ 07094
           Attention:  Chief Financial Officer
           Facsimile No.:  (201) 864-7768

           With a copy to:

           Parker Chapin Flattau & Klimpl, LLP
           1211 Avenue of the Americas
           New York, New York 10036
           Attention:  Mark Abramowitz, Esq.
           Facsimile No.:  (212) 704-6288

           If to Seller:

           Anne Klein Company LLC
           11 West 42nd Street
           New York, New York 10036
           Attention:  Frank Mori
           Facsimile No.:  (212) 869-9535

           and:

           Takihyo Inc.
           11 West 42nd Street
           New York, New York 10036
           Attention:  Frank Mori
           Facsimile No.:  (212) 869-9535

           With a copy to:

           Paul, Hastings, Janofsky & Walker, LLP
           399 Park Avenue
           New York, New York 10022-4697
           Attention:  Leigh Ryan, Esq.
           Facsimile No.:  (212) 319-4090


           12.3 Miscellaneous.

           (a) Entire Agreement. This Agreement, the Schedules and Exhibits hereto, together with the agreements, certificates and other documents referred to herein, and that certain letter agreement between Takihyo and Buyer dated November 23, 1998 (executed by Buyer on November 24, 1998), constitute the entire agreement and set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all prior agreements, covenants, arrangements, letters, communications, representations or warranties, whether oral or written, by any officer, employee or representative of either party, relating to the subject matter hereof, and may not be modified or amended, except by a written agreement specifically referring to this Agreement signed by the parties hereto and any other party to be charged.

           (b) No Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. No failure on the part of any party to exercise, and no delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

           (c) Assignment. Neither party may transfer or assign this Agreement or its rights hereunder or delegate its performance hereunder without the prior written consent of the other party, and any purported assignment without such consent shall be void and of no effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

           (d) Headings. The Section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of any Section or paragraph.

           (e) Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the Transaction Agreements and the transactions contemplated hereby or thereby shall be paid by the party incurring such expenses, except as otherwise specifically provided herein or therein.

           (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

           (g) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed therein, without regard to that state's conflicts of laws provisions that would defer to the substantive law of another jurisdiction.

           (h) No Third Party Beneficiaries. Nothing herein, express or implied, is intended to or shall confer upon any person or entity including, without limitation, any employee, contractor, vendor or distributor of the Business, or any labor organization, other than the parties hereto the Buyer Indemnified Parties and Seller Indemnified Parties and other than with respect to Takihyo with respect to Section 12.1 and 12.3, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duty executed as of the day and year first above written.



                       KASPER A.S.L., LTD.

                       By: /s/  Lester E. Schreiber
                           ---------------------------------------------
                           Name: Lester E. Schreiber
                           Title: Chief Operating Officer



                       ANNE KLEIN COMPANY LLC,
                       a New York limited liability company,
                       by its Member Manager

                              TAKIHYO INC.

                              By: /s/  Frank R. Mori
                                  --------------------------------------
                                  Name: Frank R. Mori


                       As to Section 12.1

                       TAKIHYO INC.

                       By: /s/  Frank R. Mori
                           ---------------------------------------------
                           Name: Frank R. Mori
                           Title: President

                                    EXHIBIT A
                              FORM OF BILL OF SALE

                     This Bill of Sale ("Bill of Sale") dated the ____ day of _________, 1999, is made by Anne Klein Company LLC ("Seller"), a New York limited liability company with its principal office at 11 West 42nd Street, New York, NY 10036

                     WHEREAS, in connection with that certain Omnibus Agreement (the "Omnibus Agreement") dated as of __________,
1999, between Kasper A.S.L., Ltd. ("Buyer"), a Delaware corporation with its principal office at 77 Metro Way, Secaucus, NJ 07094 and Seller, which is incorporated herein by reference, Seller desires to transfer to, and Buyer desires to acquire, all Seller's right, title and interest in and to the [R&S Inventory][Existing Continuing Initials Inventory] (all capitalized terms used but not otherwise defined herein shall have the meaning assigned thereto in the Omnibus Agreement);

                     NOW, THEREFORE, Seller, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants and assigns, transfers and conveys to Buyer, its successors and assigns, all Seller's right, title and interest in and to the [R&S Inventory] [Existing Continuing Initials Inventory] free and clear of all liens, claims, pledges, security interests and other encumbrances;

                     TO HAVE AND TO HOLD, all the [R&S Inventory] [Existing Continuing Initials Inventory], hereby granted and assigned unto Buyer, its successors, assigns and legal representatives, to and for its and their own use and benefit forever.

                     EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE OMNIBUS AGREEMENT, THE [R&S INVENTORY][EXISTING CONTINUING INITIALS INVENTORY][IS BEING DELIVERED TO THE TRANSFEREE BY THE TRANSFEROR IN "AS IS" "WHERE IS" CONDITION AND THE TRANSFEROR MAKES NO REPRESENTATIONS, WARRANTIES, GUARAN TEES OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, REGARDING THE [R&S INVENTORY][EXISTING CONTINU-ING INITIALS INVENTORY]. THE TRANSFEREE WAIVES, RELEASES AND RENOUNCES ALL WARRANTIES, OBLIGATIONS AND LIABILITIES OF SELLER, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NONCONFORMITY OR DEFECT IN THE [R&S INVEN-TORY][EXISTING CONTINUING INITIALS INVENTORY].

                     Seller will from time to time, at Buyer's request and without further cost or expense to Buyer, execute and deliver to Buyer such other instruments of transfer and take such other action as Buyer may reasonably request so as to more effectively transfer the [R&S Inventory] [Existing Continuing Initials Inventory] to Buyer.

                     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT CONSIDERATION OF PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS.

                     This Bill of Sale shall inure to the benefit of Buyer and its successors, assigns and legal representatives, and shall be binding upon Seller and its successors, assigns and legal representatives.

                     IN WITNESS WHEREOF, Seller has hereunto caused its name to be signed to this Bill of Sale this ____ day of ____________, 1999.


                                  ANNE KLEIN COMPANY LLC,
                                  a New York limited liability company,
                                  by its Member Manager

                                            TAKIHYO INC.

                                            By:

                                            Name:

                                            Title:


                                  KASPER A.S.L., LTD.

                                  By:

                                  Name:

                                  Title:

                                    EXHIBIT B

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


                     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is entered into as of _______________, 1999, by and between Kasper A.S.L., Ltd., a Delaware corporation ("Buyer") and Anne Klein Company LLC, a New York limited liability company ("Seller").

                     WHEREAS, in connection with that certain Omnibus Agreement (the "Omnibus Agreement") dated as of _____________, 1999, between Buyer and Seller which is incorporated herein by reference, Seller has agreed to assign to Buyer, and Buyer has agreed to assume the [R&S Purchase Commitments][Initials Commitments] (all capitalized terms used but not otherwise defined herein shall have the meaning assigned thereto in the Omnibus Agreement);

                     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties to this Agreement hereby agree as follows:

                     1. Assignment by Seller. Seller hereby transfers and assigns to Buyer all of its rights, title and interest in and to, and all of its obligations under the [R&S Purchase Commitments][Initials Commitments], listed on Schedule 1.

                     2. Assumption by Buyer. Buyer hereby consents to the transfer and assignment of the [R&S Purchase Commitments][Initials Commitments] to Buyer and assumes and agrees to pay, perform and discharge when due and payable, in accordance with their respective terms, all of the liabilities and obligations of Seller from and after the [R&S Closing] [Initials Closing] AND which arise after the [R&S Closing] [Initials Closing] pursuant to the [R&S Purchase Commitments] [Initials Commitments].

                     3. Further Assurances. The parties shall, upon request of each other from time to time, do and execute and deliver, or cause to be done, executed or delivered, all such further acts, deeds, assignments, transfers and conveyances as each of them may reasonably request to more completely consummate and make effective the transactions contemplated hereby.

                     4. Entire Agreement. This Agreement, together with the Omnibus Agreement and other agreements referenced therein, constitute the entire and sole agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof supersede any prior or contemporaneous understanding, agreement, representation or warranty, whether oral or written, with respect to the subject matter hereof and thereof

                     5. Amendment and Waiver. No modifications or amendment of any provision of this Agreement shall be effective unless approved in writing by the parties to this Agreement. No party shall be deemed to have waived compliance by any other party with any provision of this Agreement unless such waiver is in writing, and the failure of any party at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the rights of any party thereafter to enforce such provisions in accordance with their terms. No waiver of any provision of this Agreement shall be deemed to be a waiver of any other provision of this Agreement. No waiver of any breach of any provision of this Agreement shall be deemed the waiver of any subsequent breach thereof or of any other provision of this Agreement.

                     6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOV-ERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT CONSIDER-ATION OF PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS.

                     7. Severability. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                     8. Counterparts. This Agreement may be executed in one or more counterparts and in separate counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute one and the same agreement.

                     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                  ANNE KLEIN COMPANY LLC,
                                  a New York limited liability company,
                                  by its Member Manager

                                            TAKIHYO INC.
                                            By: ____________________________
                                            Name:___________________________
                                            Title:__________________________


                                  KASPER A.S.L., LTD.

                                  By: ____________________________
                                  Name:___________________________
                                  Title:__________________________